SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


           ----------------------------------------------------------
                       CATAPULT COMMUNICATIONS CORPORATION

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                       CATAPULT COMMUNICATIONS CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held February 11, 2000

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), will be held on Friday, February 11, 2000 at 3:00 PM, local time, at the Company's principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

    1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2000.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Theforegoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on December 14, 1999 are entitled to notice of and to vote at the meeting.

    To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              Nancy H. Karp
                                              Secretary

Mountain View, California
January 12, 2000


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

    TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                       CATAPULT COMMUNICATIONS CORPORATION

                                ----------------

                                 PROXY STATEMENT
                     FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed Proxy is solicited on behalf of the Board of Directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Friday, February 11, 2000 at 3:00 PM, local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

    These proxy solicitation materials were first mailed on or about January 12, 2000 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

    Stockholders of record at the close of business on December 14, 1999 are entitled to notice of and to vote at the meeting. At the record date, 12,729,997 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 52 stockholders. No shares of the Company's authorized Preferred Stock were outstanding.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

    This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" with respect to a matter will be treated as being present at the meeting for purposes of establishing a quorum. The Company believes that under Nevada law abstentions (i.e. votes of "WITHHELD") and broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions and such brokers have no discretionary voting authority) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Thus, abstentions and broker non-votes will make a quorum more readily obtainable, but they will not otherwise affect the outcome of voting on a proposal.

Deadline for Receipt of Stockholder Proposals

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than November 28, 2000 in order that they may be considered at that meeting.

    The date by which stockholder proposals must be received by the Company for inclusion in the Company's proxy statement and form of proxy for its 2001 Annual Meeting of Stockholders is September 14, 2000. Such stockholder proposals should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

    A board of four directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

    The names of the nominees and certain  information about them as of December
14, 1999 are set forth below:

Name of Nominee                                    Age           Positions With the Company              Director Since
---------------                                    ---           --------------------------              --------------
Richard A. Karp.................................... 55     President, Chief Executive Officer and              1985
                                                           Chairman of the Board
Nancy H. Karp...................................... 54     Secretary and Director                              1997
John M. Scandalios(1)(2)........................... 69     Director                                            1987
Charles L. Waggoner(1)(2).......................... 60     Director                                            1994

----------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.


    Dr. Richard A. Karp founded the Company in 1985 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since inception. Prior to founding Catapult in 1985, Dr. Karp was Vice President of Software Development for Tri-Data, Inc., a supplier of protocol conversion equipment, from 1982 to 1985. Previously, he was a founder and Vice President of Software of Sequoia Systems, a fault-tolerant computer systems manufacturer. Dr. Karp has also served as an independent software consultant, and he spent five years as a systems programmer and project leader at Burroughs Corporation. Dr. Karp holds a Ph.D. in computer science from Stanford University, a M.S. in mathematics from the University of Wisconsin and a B.S. in science from the California Institute of Technology.

    Ms. Nancy H. Karp has served as director and Secretary of the Company since its inception and served as the Company's Treasurer from inception to September 1997. In addition, from time to time during that period, she provided a variety of services to the Company. Beginning in June 1998, she also entered into a three-year consulting agreement with the Company. See "Certain Transactions." Ms. Karp holds an M.B.A. from Claremont Graduate School, an M.A. in public health from the University of California at Berkeley and a B.S. from Texas Technical University.

    Mr. John M. Scandalios has served as a director of the Company since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (Flowpoint), a computer networking company. From 1993 to 1994, he served as Vice President of Sales of Combinet
Inc., a computer networking company. From 1990 to 1993, Mr. Scandalios was President of LIR Corporation, a network software company. From 1987 to 1990, he served as Vice-President of Sales of ARIX Corporation, a UNIX-based computer manufacturing company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds an M.B.A. and a B.A. from the University of Chicago.

    Mr. Charles L. Waggoner has served as a director of Catapult since January 1991. Since 1993, Mr. Waggoner has served as President of Flowpoint. From 1992 to 1993, Mr. Waggoner was Vice President of Development of LIR. From 1990 to 1992, he was an independent consultant at Waggoner Associates. From 1986 to 1990, Mr. Waggoner served as Vice President of Operations of GRiD Systems, Inc., a portable laptop computer company. Mr. Waggoner holds a B.S. in electrical engineering from South Dakota State University.

    Dr. Karp and Ms. Karp were married until June of 1998. There are no other family relationships between directors and executive officers of the Company


Board Meetings and Committees

    The Board of Directors of the Company held a total of four meetings, and acted by unanimous written consent once, during the fiscal year ended September 30, 1999. Each director attended all of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of Messrs. Waggoner and Scandalios. The Audit Committee met two times during the fiscal year. The Audit Committee was formed in June 1998 and makes recommendations to the Company's Board of Directors regarding the selection of independent auditors, reviews the results and scope of the annual audit and reviews and evaluates the Company's internal control functions.

    The Compensation Committee met two times during the fiscal year. The Compensation Committee was constituted in February 1999 following completion of the Company's initial public offering. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's executive officers and administers the Company's Stock Plans.


Compensation of Directors

         The Company's non-employee directors do not currently receive any cash compensation for service on the Company's Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Although non-employee directors are eligible for option grants under the Company's 1998 Stock Plan (the "1998 Plan"), no options were granted to them under such plan during fiscal 1999.


Vote Required

    If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

                                  PROPOSAL TWO

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be available at the meeting to respond to any appropriate questions, and such representatives will have an opportunity to make a statement at the meeting if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                             EXECUTIVE COMPENSATION

    The  following  table sets  forth the  compensation  of the Chief  Executive
Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers collectively the "Named Executive
Officers") during the fiscal years ended September 30, 1998 and September 30, 1999:

                                              Summary Compensation Table

                                                                                      Long-Term
                                                     Annual Compensation             Compensation
                                 ---------------------------------------------------    Awards
            Name and            Fiscal                             Other Annual      -----------        All Other
       Principal Position        Year    Salary($)     Bonus($)  Compensation(1)($)   Options(#)     Compensation(2)($)
------------------------------- ----- -------------- ---------- -------------------- --------------- ------------------
 Richard A. Karp............... 1999     360,000         2,400         --              40,000            6,000
     President, Chief           1998     360,000       251,200         --                --                --
     Executive Officer and
     Chairman of the Board of
     Directors
 Barry R. Hoglund.............. 1999     162,917       145,525         --              30,000            5,967
     Vice President of Sales    1998     140,000       173,308         --                --                --
 Glenn Stewart................. 1999     140,833        77,251         --              25,000            5,910
     Vice President of          1998     136,667        59,308         --                --                --
     Engineering
 Guy R. Simpson................ 1999     120,833        54,414         --              37,000            4,800
     Vice President of          1998     112,500        58,475         --                --                --
     Applications Development
 Barbara J. Fairhurst.......... 1999     105,833        43,944         --              18,000            6,083
     Vice President of          1998      98,000        31,406         --                --                --
     Operations

----------
(1) Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 or 10% of the salary plus bonus for the executive officer.

(2) Includes (a) health insurance premiums in 1999 of approximately $4,800 for Dr. Karp, Mr. Hoglund, Mr. Simpson and Ms. Fairhurst and approximately $4,500 for Mr. Stewart, respectively and (b) employer matching contributions to each employee's 401-K plan of $1,200 for Dr. Karp, $1,167 for Mr. Hoglund, $1,410 for Mr. Stewart and $1,283 for Ms. Fairhurst.

Option Grants

    The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 1999.

                                                  Option Grants in Last Fiscal Year

                                                 Individual Grants(1)
                            -------------------------------------------------------------        Potential Realizable Value at
                             Number of         % of Total                                            Assumed Annual Rates of
                             Securities          Options         Exercise                            Stock Price Appreciation
                             Underlying        Granted to        Or Base                                for Option Term(4)
                              Options         Employees in        Price        Expiration    ---------------------------------------
          Name              Granted(#)(1)    Fiscal Year(2)       ($/sh)       Date(s)(3)          5% ($)             10% ($)
------------------------    -------------    --------------     ---------      ----------    ------------------- -------------------
Richard A. Karp.........         40,000           18.67%           17.50        7/1/2009           309,914.67          908,120.33
Barry R. Hoglund........         30,000           14.00            17.50        7/1/2009           232,436.00          681,090.24
Glenn Stewart...........         25,000           11.67            17.50        7/1/2009           193,696.67          567,575.20
Guy R. Simpson..........         15,000           10.27             6.00      10/28/2008           288,718.00          513,045.12
                                 22,000            7.00            17.50        7/1/2009           170,453.07          499,466.18
Barbara J. Fairhurst....         18,000            8.40            17.50        7/1/2009           139,461.60          408,654.15

----------
(1) These options grants are a combination of incentive stock options and nonqualified stock options granted pursuant to the 1998 Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2) Based on an aggregate of 273,014 shares subject to options granted in fiscal 1999.

(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(4) The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

Option Exercises and Values

    The  following  table  sets  forth  certain  information   regarding  option
exercises and the value of options held by the Named Executive Officers.
                                Fiscal Year-End Option Exercises and Values

                                                                        Number of Unexercised           Value of Unexercised
                                                                            Options                   In-the-Money Options at
                                  Shares                            at September 30, 1999(#)          September 30, 1999($)(2)
                                Acquired on         Value         -----------------------------     -----------------------------
           Name                 Exercise(#)    Realized($)(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------     -----------    --------------     -----------     -------------     -----------     -------------
Richard A. Karp............           --               --             --              40,000             --               --
Barry R. Hoglund...........           --               --            75,000           30,000        1,067,499.75          --
Glenn Stewart..............           --               --            15,625           25,000          229,166.72          --
Guy R. Simpson.............         26,800        456,278.49        128,437           33,563        1,943,016.85          --
Barbara J. Fairhurst.......          2,900         34,631.25         27,100           18,000             407,584          --


                                                                   -6-


----------
(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Value of in-the-money options is based on market value of the Company's Common Stock on September 30, 1999 of $15.50, minus the exercise price.


                      REPORT OF THE COMPENSATION COMMITTEE


Overview and Philosophy

      The Compensation Committee (the "Committee") of the Board of Directors was constituted in February 1999 following completion of the Company's initial public offering. The Committee reviews and approves executive officer compensation including recommendations for stock option grants, for approval by the Board of Directors. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

      The Committee is composed of two independent, outside directors. It is the Committee's objective that executive compensation be tied directly to the achievement of the Company's performance objectives. Specifically, the Company's executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

      Published industry pay survey data is reviewed and relied upon in the Committee's assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

      The Committee recognizes that the industry sector in which the Company operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of attracting and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term strategic goals.

      For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.


Annual Cash Compensation

      The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

    An executive's annual performance award generally depends on the overall financial performance of the Company and the executive's individual performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Stock Options

    During fiscal 1999 the Compensation Committee approved all stock option grants made to executive officers under the Company's 1998 Plan. The 1998 Plan is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

    In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants' contributions to the Company's performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

    Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See "Executive Compensation--Option Grants".


Benefits

      The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 5% of total salary and bonus for fiscal year 1999 for any executive officer.


Chief Executive Officer's Compensation

      Dr. Karp's compensation for fiscal 1999 was established prior to the Company becoming a publicly traded company, and was based upon Dr. Karp's recommendation. Dr. Karp's base salary for fiscal 1999 was $360,000, the same as for fiscal 1998. Dr. Karp also agreed he would receive no bonus for fiscal 1999 other than a nominal bonus of $2,400. During fiscal 1999 Dr. Karp was granted an option to purchase 40,000 shares of the Company's Common Stock.


Compensation Committee Interlocks and Insider Participation

      The  Compensation  Committee is composed of John M. Scandalios and Charles
L. Waggoner who are nonemployee directors with no interlocking relationships as defined by the Securities and Exchange Commission.


                               Compensation Committee

                               John M. Scandalios
                               Charles L. Waggoner

                           COMPANY'S STOCK PERFORMANCE


    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company's Common Stock was traded on the Nasdaq Stock Market, February 11, 1999, and ending on September 30, 1999. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

    The graph assumes that $100 was invested on February 11, 1999 in the Company's Common Stock and in each index (based on prices from the close of trading on February 11, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52 week fiscal year which ended on Thursday, September 30, 1999. Under the assumptions stated above, over the period from February 11, 1999 to September 30, 1999 the total return on an investment in the Company would have been 19%, as compared to 14% for the Nasdaq Stock Market index and 7% for the Nasdaq Telecommunications index shown below.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                              PERFORMANCE GRAPH FOR
                       CATAPULT COMMUNICATIONS CORPORATION

    Provided by Research Data Group. Produced on January 4, 2000, including data through September 30, 1999.

--------------------------------------------------------------------------------

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                           Catapult
 Measurement Period     Communications                            Nasdaq
(Fiscal Year Covered)     Corporation   Nasdaq Stock Market  Telecommunications
---------------------   --------------  -------------------  ------------------
      09/30/99                119               114                  107
      02/11/99                100               100                  100

Notes:

A. The lines represent index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the interval does not end on a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100 on February 11, 1999.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The  following  table  sets  forth  certain   information  with  respect  to
beneficial  ownership  of Common Stock of the Company as of November 30, 1999 as
to (i) each person who is known by the Company to own beneficially  more than 5%
of the outstanding  shares of Common Stock,  (ii) each director and each nominee for director of the Company,  (iii) each of the executive  officers named in the
Summary  Compensation Table above, and (iv) all directors and executive officers as a group.  Except  as  otherwise  indicated,  the  Company  believes  that the beneficial  owners of the Common  Stock listed  below have sole  investment  and voting power with respect to such shares, subject to community property laws.

                                                                              Common Stock        Approximate
                     Five Percent Stockholders, Directors                     Beneficially        Percentage
                        And Certain Executive Officers                          Owned(1)           Owned(2)
---------------------------------------------------------------------------   -------------       -----------
Richard A. Karp(3).........................................................     7,001,875           54.98%
Nancy H. Karp(3)...........................................................     2,816,875           22.13
Barry R. Hoglund...........................................................       393,750            3.07
Glenn Stewart..............................................................       266,875            2.09
Guy R. Simpson.............................................................       129,687            1.01
Barbara J. Fairhurst.......................................................        47,250            *
John M. Scandalios.........................................................        37,965            *
Charles L. Waggoner........................................................        37,965            *
All directors and executive officers as a group (8 persons)................     7,915,367           60.81%

----------
*   Less than 1%.
(1) Includes stock subject to stock options held by directors and executive officers that are exercisable within 60 days of November 30, 1999, as follows: Dr. Karp, 5,000 shares; Mr. Hoglund, 78,750 shares; Mr. Stewart, 21,875 shares; Mr. Simpson, 129,687 shares; Ms. Fairhurst, 29,350 shares; Mr. Scandalios, 10,155 shares; Mr. Waggoner, 12,498 shares, and all directors and executive officers as a group (7 persons), 285,437 shares.

(2)  Based on  12,729,570  shares of Common  Stock  outstanding  on November 30,
     1999.

(3) Includes, in the case of Dr. Karp, 2,816,875 shares beneficially owned by Ms. Karp with respect to which Dr. Karp has sole voting power pursuant to a voting trust agreement. Ms. Karp has retained dispositive power over such shares. See "Certain Transactions." The address for Dr. and Ms. Karp is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041.

                              CERTAIN TRANSACTIONS


    In connection with a divorce proceeding, in June 1998 Dr. Richard A. Karp and Nancy H. Karp entered into a Voting Trust Agreement. Under the Agreement, Ms. Karp placed all shares of the Company's Common Stock that she owned into a voting trust of which Dr. Karp is the trustee. She also agreed to place shares that she acquires in the future into the trust. The agreement gives Dr. Karp the power to vote the shares while they are in the trust. Ms. Karp has the ability to sell the shares which are the subject of the voting trust, which would terminate the voting trust as to any shares sold. Unless sooner terminated by Dr. Karp's resignation as trustee, his death or permanent disability, or a sale or merger of the Company, the voting trust will expire in June 2013.

    In June 1998 the Company and Ms. Karp entered into a Consulting and Non-Competition Agreement under which Ms. Karp is retained as a consultant to the Company for three years to assist in the areas of human resources, facilities expansion and relocation, marketing and general business at a rate of not less than $4,500 per month regardless of the nature and amount of services rendered. She has agreed during this period in exchange for a lump sum payment of $18,000 not to engage in certain activities which would be competitive with the Company. She continues to serve without pay as a director and Secretary of the Company.

    In connection with the Company's initial public offering in February of 1999, the Company paid the expenses of Dr. and Ms. Karp as selling stockholders, excluding underwriting discounts and commissions.

    On December 24, 1998 the Company repurchased 50,000 shares of Common Stock from Barry R. Hoglund at a price of $6.00 per share.

    The Company has entered into indemnification agreements with its executive officers and directors containing provisions that may require the Company, among other things, to indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to execute such agreements with its future directors and executive officers.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal year 1999, all filing requirements applicable to its executive officers and directors were complied with, except that Mark Allan Neal, Acting Corporate Controller and Chief Accounting Officer, filed a Form 3 stating the initiation of his contracting agreement with the Company as an interim executive officer nine days after the deadline for timely filing of a Form 3.


                                  OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                      For the Board of Directors




                                                      Nancy H. Karp
                                                      Secretary

Dated: January 12, 1999

                                                                      APPENDIX A


PROXY                CATAPULT COMMUNICATIONS CORPORATION                   PROXY

            160 South Whisman Road, Mountain View, California 94041

          This Proxy is Solicited on Behalf of the Board of Directors.


     The undersigned hereby appoints Richard A. Karp and Nancy H. Karp as Proxies, each with the power to appoint his substitute, and hereby authorizes them to repesent and to vote, as designated below, all the shares of Common Stock of Catapult Communications Corporation held of record by the undersigned on December 14, 1999, at the Annual Meeting of Stockholders to be held on February 11, 2000 or any adjournment thereof.

                (Continued, and to be signed on the other side)


                                                                                                                         Please mark
                                                                                                                     [X]  your votes
                                                                                                                           as this
                                              WITHHOLD
                                       FOR     FOR ALL
                                                                                                            FOR    AGAINST   ABSTAIN
1. ELECTION OF DIRECTORS:              [ ]       [ ]           2. Proposal to  approve  the appointment     [ ]      [ ]       [ ]
                                                                  of Pricewaterhouse Coopers LLP as the
     Richard A. Karp, Nancy H. Karp,                              independent public accountants of the
     John M. Scandalios, Charles L. Waggoner                      Corporation.

INSTRUCTION: If you wish to withhold authority to vote for     3. In  their discretion the  proxies are
any individual nominee, write that nominee's name in the          authorized to  vote  upon  such other
space provided below.                                             business as may  properly come before
                                                                  the annual meeting.

------------------------------------------------------------



                                                                                  This  proxy  when  properly executed will be voted
                                                                                  in the manner directed herein by  the  undersigned
                                                                                  stockholder.  If  no direction is made, this proxy
                                                                                  will be voted FOR Proposals 1, 2 and 3.


                                                                                  PLEASE  MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                                  PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s) ___________________________________________________________________      Dated __________________________________, 2000

Please sign below exactly as name appears on stock  certificate(s).  When shares are held by joint tenants,  both should sign.  When signing as attorney, as executor, administrator,  trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other  authorized  officer.  If a partnership  please sign in partnership  name by authorized person.